Exhibit 23.1

                    Consent of Richard A. Eisner & Co., LLP


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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-84961) and Registration Statement on Form S-8 (No. 333-89789) of our report dated March 1, 2000, with respect to Note 10, March 17, 2000 on the financial statements of NUWAVE Technologies, Inc. included in the Annual Report on Form 10-KSB of NUWAVE Technologies, Inc. for the year ended December 31, 1999.



Richard A. Eisner & Company, LLP


Florham Park, New Jersey
March 29, 2000